Exhibit 99.1

AON

Admission Ticket

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MR A SAMPLE
DESIGNATION (IF ANY)
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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on September 19, 2010.

Vote by Internet

- Log on to the Internet and go to **www.envisionreports.com/AON**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2.

	For	Against	Abstain
1. To approve the issuance of shares of Aon Corporation common stock to Hewitt Associates, Inc. stockholders pursuant to the Agreement and Plan of Merger, dated as of July 11, 2010, by and among Aon Corporation, Alps Merger Corp., Alps Merger LLC and Hewitt Associates, Inc.	☐	☐	☐
2. To adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1.	☐	☐	☐

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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01878C

Chicago, Illinois This proxy is solicited on behalf of the Board of Directors for the Special Meeting on September 20, 2010 The undersigned hereby appoints Gregory C. Case, Peter Lieb or Jennifer L. Kraft, each individually and each with powers of substitution, as proxies for the undersigned to vote all the shares of Common Stock the undersigned may be entitled to vote at the Special Meeting of Stockholders of Aon Corporation called to be held on September 20, 2010 at the Mid-America Club, Aon Center, 200 East Randolph Street, Chicago, IL 60601, at 10:00 a.m. CDT, or any adjournment or postponement thereof in the manner indicated on the reverse side of this proxy, and upon such other business as may lawfully come before the meeting. The undersigned acknowledges receipt of the notice of the special meeting of Aon stockholders and the related joint proxy statement/prospectus. The undersigned revokes any proxy or proxies previously given for such shares. The undersigned ratifies and confirms any actions that the persons holding the undersigned’s proxy, or their substitutes, by virtue of this executed card take in accordance with the proxy granted hereunder. If only one attorney and proxy shall be present and acting, then that one shall have and may exercise all the powers of said attorneys and proxies. IF NO DIRECTION AS TO THE MANNER OF VOTING THE PROXY IS MADE, THE PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2 AS INDICATED ON THE REVERSE SIDE HEREOF. This card also constitutes voting instructions by the undersigned participant, as a named fiduciary under the Aon Savings Plan, to the trustees of the ESOP Account of the Aon Savings Plan, and the trustees of the Aon Stock Fund of the Aon Savings Plan, respectively, for all shares votable by the undersigned participant and held of record by such trustees, if any. A trustee for each plan will vote these shares as directed provided your voting instruction is received by 11:59 p.m. Eastern Time on September 16, 2010. If there are any shares for which instructions are not timely received, the trustees of each plan will cause all such shares to be voted in the same manner and proportion as the shares of the respective plans for which timely instructions have been received, unless to do so would be contrary to ERISA. All voting instructions for shares held of record by the plans shall be confidential. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. This proxy, when properly executed, will be voted in the manner directed herein. The Board of Directors recommends a vote “FOR” Proposal 1 and “FOR” Proposal 2. Proxy — Aon Corporation Special Meeting Admission Ticket Special Meeting of Aon Corporation Stockholders September 20, 2010 Upon arrival, please present this admission ticket and photo identification at the registration desk. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.